Exhibit 99.1

Actuate Wins on All Counts against MicroStrategy; Judge Rules
Decisively in Favor of Actuate in Misappropriation of Trade Secrets
Lawsuit

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--June 19, 2003--Actuate Corporation (Nasdaq:ACTU), the world leader in scalable Business Intelligence Applications, today announced that the Fairfax County Circuit Court in Fairfax, Virginia, ruled in favor of Actuate on all counts in the case of MicroStrategy, Incorporated v. Li, Xue and Actuate Corporation.
    "This is a great victory for Actuate, its employees, customers and shareholders," said Pete Cittadini, CEO and president of Actuate Corporation. "We have stated from the start that this case had no merit. This judgment reflects our continued commitment to operate with integrity in every area of our business."
    The case involved claims by MicroStrategy that Actuate and two former employees had misappropriated its trade secrets and confidential information, tortiously interfered with MicroStrategy's contract, and committed civil conspiracy and fraud. MicroStrategy sought permanent injunctive relief precluding Actuate from further sales of Actuate 6 and millions of dollars in damages. Today, Judge M. Langhorne Keith of the Fairfax County Circuit Court in Fairfax, Virginia issued a Letter Opinion following a 5-week bench trial, which finds in favor of Actuate and Messrs. Li and Xue on all counts of the Complaint.
    This outcome means Actuate can continue to develop and sell its industry leading Information Application Platform.
    The Court has placed the opinion under seal, and thus details of the Court's ruling will be released at such time as they become available for dissemination.
    Actuate Corporation was represented in these proceedings by the Washington, D.C office of Sonnenschein Nath & Rosenthal.

    About Actuate Corporation

    Actuate Corporation is the world leader in scalable Business Intelligence applications. Actuate's Information Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors create reporting and analytics applications that scale to empower 100 percent of their user community inside and outside the firewall. These Information Applications include Business Performance Management (BPM) dashboards, Information Portals as well as business analytic, enterprise reporting and spreadsheet reporting applications. Information Applications built with Actuate enable companies to increase their business agility, improve customer and partner relationships, adhere to corporate governance policies, and increase revenues while leveraging existing technology assets. When tested against other business intelligence products, Actuate's Information Application Platform has been proven to offer industry-leading scalability, the best performance, lowest Total Cost of Ownership. Actuate has over 2,000 direct customers and 300 OEM partners in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. For more information on Actuate, visit the company's Web site at http://www.actuate.com.

    The statements contained in this release that are not purely historical are forward looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate assumes no obligation to update any such forward-looking statements. Actual results could differ materially from Actuate's current expectations.

    Actuate is a registered trademark of Actuate Corporation. Other company names and trademarks are trademarks of their respective companies.

    CONTACT: Actuate Corporation
             Keren Ackerman, 650/837-4545 (Investor Relations) kackerman@actuate.com
                 or
             Reichert Communications
             Barbara Reichert, 650/212-1112 (Media Relations) barbara@reichertcom.com